                                                                   EXHIBIT 4.6.1


                         UNION BANK OF CALIFORNIA, N.A.
                               4200 LINCOLN PLAZA
                                 500 NORTH AKARD
                               DALLAS, TEXAS 75201



                               September 10, 2001


Chesapeake Energy Corporation
Chesapeake Exploration Limited Partnership
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Re: Second Amended and Restated Credit Agreement dated as of June 11, 2001 (as amended, supplemented or restated, the "Credit Agreement"), by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("Company"), Bear Stearns Corporate Lending Inc., as syndication agent ("Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto ("Lenders")

Ladies and Gentlemen:

         Reference is hereby made to the Credit Agreement. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given them in the Credit Agreement.

         Borrower and Company have requested that Administrative Agent and Lenders consent to the purchase by Company of a portion of the outstanding
11 1/2% Senior Notes due 2008 issued by RAM Energy, Inc. from the holders thereof for cash (the "Note Purchases"). In addition, Borrower and Company have requested that Administrative Agent and Lenders consent to the sale by Company of all of the outstanding capital stock of Chesapeake Canada Corporation to a Person that is not an Affiliate of Company for a sales price of approximately
C $232,000,000 (the "Canadian Sale").

         Subject to the terms and provisions hereof, Administrative Agent and Lenders hereby:

                  (a) (i) consent to the Note Purchases, (ii) waive any violations of the Credit Agreement resulting therefrom, and (iii) agree that such Note Purchases shall be permitted in addition to the Investments otherwise permitted pursuant to Section
         7.7 of the Credit Agreement; provided that (1) at the time of each Note Purchase, no Default or Event of Default (excluding any occurring pursuant to a Note Purchase) has occurred which is continuing, (2) the Note Purchases shall be approved by the Board of Directors of Company,
         (3) the aggregate cash purchase price for all Note Purchases paid to the holders thereof pursuant to this Letter Agreement shall not exceed $50,000,000, (4) the Canadian Sale shall have consummated prior to the commencement of such Note Purchases, and (5) nothing in this Letter Agreement shall allow any Person to make any other new Investments not allowed pursuant to Section 7.7 of the Credit Agreement; and

                  (b) (i) consent to the Canadian Sale, (ii) waive any violations of the Credit Agreement resulting therefrom, and (iii) agree that the Canadian Sale shall be in addition to the asset dispositions otherwise permitted pursuant to Section 7.5 of the Credit Agreement; provided that (1) at the time of the Canadian Sale, no Default or Event of Default (excluding any occurring pursuant to the Canadian Sale) has occurred which is continuing, (2) the Canadian Sale shall be approved by the Board of Directors of Company, (3) the net cash proceeds from the Canadian Sale shall be paid to the Administrative Agent, for the benefit of the Lenders, for application to the Revolving Loans pursuant to the provisions of the Credit Agreement (and such payment shall not be deemed to constitute a reduction in the Borrowing Base or otherwise affect Borrower's ability to request Revolving Loans pursuant to the terms of the Credit Agreement), (4) the Canadian Sale shall be consummated on or before December 31, 2001, and (5) nothing in this Letter Agreement shall allow any Person to make any other asset dispositions not allowed pursuant to Section 7.5 of the Credit Agreement.

The limitations set forth in clause (a) above shall not be deemed to restrict Investments otherwise allowed under clause (n) of Section 7.7 of the Credit Agreement, including without limitation, additional Note Purchases under such clause.

         The Credit Agreement is hereby ratified and confirmed in all respects. Except as expressly set forth above, the execution, delivery and effectiveness of this Letter Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement, the Notes, or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement, the Notes, or any other Loan Document.

         By its execution below, each Guarantor hereby (i) consents to the provisions of this Letter Agreement and the transactions contemplated herein,
(ii) ratifies and confirms the Guarantee Agreement dated as of June 11, 2001 made by it for the benefit of Administrative Agent and Lenders and the other Loan Documents executed pursuant to the Credit Agreement, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Letter Agreement and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

         This Letter Agreement is a "Loan Document" as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto. This Letter Agreement may be executed in multiple counterparts, all of which shall constitute one Letter Agreement. This Letter Agreement may be validly executed by facsimile or other electronic transmission.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         Please execute a copy of this Letter Agreement in the space provided below to evidence your agreement to and acknowledgment of the foregoing.




                               Very truly yours,

                               UNION BANK OF CALIFORNIA, N.A.
                               Administrative Agent, Collateral Agent
                               and Lender



                               By:  /s/ RANDALL OSTERBERG
                                  ------------------------------------------
                               Name:    Randall Osterberg
                                    ----------------------------------------
                               Title:   Senior Vice President
                                     ---------------------------------------



                               By:  /s/ SEAN MURPHY
                                  ------------------------------------------
                               Name:    Sean Murphy
                                    ----------------------------------------
                               Title:   Assistant Vice President
                                     ---------------------------------------


ACKNOWLEDGED AND AGREED
to as of the date first written above:

By:  Chesapeake Operating, Inc., its general partner


By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:



GUARANTORS:

CHESAPEAKE ENERGY CORPORATION


By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:

         Title:

THE AMES COMPANY, INC.



By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:


ARKOMA PITTSBURG HOLDING CORPORATION


By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:



CHESAPEAKE ACQUISITION CORPORATION


By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:



CHESAPEAKE ENERGY LOUISIANA CORPORATION



By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:

CHESAPEAKE OPERATING, INC.



By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:

CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake Panhandle Limited Partnership



By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:


CHESAPEAKE ROYALTY COMPANY



By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:



CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake-Staghorn Acquisition L.P.



By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:


CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake Louisiana, L.P.



By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:


CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake Exploration Limited Partnership


By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:

GOTHIC ENERGY CORPORATION



By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:


GOTHIC PRODUCTION CORPORATION


By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:

NOMAC DRILLING CORPORATION


By:  /s/ MARTHA A. BURGER
     --------------------------------------
     Name:
     Title:

                               LENDERS:

                               BANK OF OKLAHOMA. N.A.

                               By:   /s/ JOHN N. HUFF
                                  ------------------------------------------
                                  Name:  John N. Huff
                                  Title: Vice President


                               BANK OF SCOTLAND

                               By:   /s/ JOSEPH FRATUS
                                  ------------------------------------------
                                  Name:  Joseph Fratus
                                  Title: Vice President



                               BEAR STEARNS CORPORATE LENDING INC.

                               By:  /s/ VICTOR F. BULZACCHELLI
                                  ------------------------------------------
                                  Name: Victor F. Bulzacchelli
                                        Managing Director

                                     Title:

                                  BNP PARIBAS



                                  By: /s/ A. DAVID DODD   /s/ LARRY ROBINSON
                                     ------------------------------------------
                                  Name:   A. David Dodd       Larry Robinson
                                  Title:  Vice President      Vice President


                                  COMERICA BANK - TEXAS


                                  By: /s/ PETER L. SEFZIK
                                     ------------------------------------------
                                  Name:     Peter L. Sefzik
                                  Title:    Corporate Banking Officer



                                  COMPASS BANK


                                  By: /s/ KATHLEEN J. BOWEN
                                     ------------------------------------------
                                  Name:     Kathleen J. Bowen
                                  Title:    Vice President


                                  CREDIT AGRICOLE INDOSUEZ


/s/ PATRICK COCQUEREL             By: /s/ BRIAN D. KNEZEAL
---------------------------          ------------------------------------------
    Patrick Cocquerel             Name:     Brian D. Knezeal
    FVP, Managing Director        Title:    First Vice President


                                  NATEXIS BANQUES POPULAIRES


/s/ LOUIS P. LAVILLE, III        By:  /s/ DONOVAN C. BROUSSARD
---------------------------          ------------------------------------------
    Louis P. Laville, III        Name:     Donovan C. Broussard
    Vice President and           Title:    Vice President
      Group Manager

                                  NATIONAL BANK OF CANADA, NEW YORK
                                  BRANCH

                                  By: /s/ RANDALL K. WILHOIT
                                     ------------------------------------------
                                  Name:      Randall K. Wilhoit
                                  Title:     Vice President

                                  By: /s/ DOUG CLARK
                                     ------------------------------------------
                                  Name:   Doug Clark
                                  Title:  Vice President


                                  RZB FINANCE LLC

                                  By: /s/ DIETER BEINTREXLER
                                     ------------------------------------------
                                  Name:     Dieter Beintrexler
                                  Title:    President


                                  By: /s/ FRANK J. YAUTZ
                                     ------------------------------------------
                                  Name:     Frank J. Yautz
                                  Title:    First Vice President


                                  SUMITOMO MITSUI BANKING CORPORATION

                                  By: /s/ DAVID A. BUCK
                                     ------------------------------------------
                                  Name:      David A. Buck
                                  Title:     Senior Vice President


                                  TORONTO DOMINION (TEXAS), INC.


                                  By: /s/ JIM BRIDWELL
                                     ------------------------------------------
                                  Name:       Jim Bridwell
                                  Title:      Vice President


                                  UNION BANK OF CALIFORNIA, N.A.


                                  By: /s/ SEAN MURPHY
                                     ------------------------------------------
                                  Name: Sean Murphy
                                  Title: Assistant Vice President

                                  U.S. BANK NATIONAL ASSOCIATION

                                  By: /s/ M. WARD POLZIN
                                     ------------------------------------------
                                  Name:     M. Ward Polzin
                                  Title:    Vice President

                                  WASHINGTON MUTUAL BANK, FA


                                  By:    /s/ MARK M. ISENSEE
                                     ------------------------------------------
                                  Name:      Mark M. Isensee
                                  Title:     Manager